SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 22, 2011

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

35 East 62nd Street New York, New York (Address of principal executive offices)	10065 (Zip code)

Registrant’s telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 22, 2011, SIGA Technologies, Inc., a Delaware corporation (“SIGA”), issued a press release announcing that the Delaware Court of Chancery (the “Court”) has issued its post-trial opinion in the litigation commenced by PharmAthene, Inc. (“PharmAthene”) in 2006.  The Court denied PharmAthene’s contention that a draft license term sheet attached to the parties’ 2006 merger agreement was a binding license and denied PharmAthene’s request for specific performance of the alleged license.  The Court ruled in PharmAthene’s favor, however, on its claims for promissory estoppel and breach of the duty to negotiate a license agreement.  The Court, after acknowledging that PharmAthene did not establish a right to any traditional form of relief on these claims, awarded to PharmAthene an “equitable payment stream” consisting of 50% of the net profits that SIGA achieves from the next ten years of sales of ST-246®, its smallpox drug, after the first $40 million of net profits goes entirely to SIGA.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release, dated September 22, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

By: /s/ Daniel J. Luckshire
Name: Daniel J. Luckshire
Title:   Chief Financial Officer

Date:  September 22, 2011